Exhibit 4.3

CONFIDENTIAL PRIVATE PLACEMENT OFFERING MEMORANDUM

$100,000.00

9COMMON STOCK

$0.10 US Cents per Share

(Minimum Investment $1,000) (10,000 Shares)

INNERSCOPE ADVERTISING AGENCY, INC.

2281 Lava Ridge Court, Ste. 130

Roseville, CA 95661

916-218-4100

Innerscope Advertising Agency, Inc., a Nevada corporation (the “Company” or “IAA”), is offering to persons who qualify as determined by the Company, up to 1,000,000 of its Common Stock at an offering price of $0.10 cents per share (the "Offering" of the “Common Stock" or the "Securities"). The Common Stock, when issued, will be considered "restricted stock" and will carry registration rights. The Company intends to apply to list the Common Stock on the OTC Marketplace. There is no assurance that such a listing would be approved.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS.”

	Price to investors	Proceeds to Company (1)
Per share of common stock	$0.10	$100,000
Total Maximum (2)	$100,000	$100,000

The Date of This Memorandum is January 20, 2014

(1)	As of the date of this Memorandum, we have not yet retained any placement agent or finder to assist with the Offering. We reserve the right to retain, in our sole discretion, one or more unaffiliated placement agents, consultants or finders to assist us with the Offering at terms we deem appropriate in our sole discretion. Accordingly, the proceeds to the Company as set forth above may be reduced for any compensation paid.
(2)	The Company reserves the right to sell an over allotment of twenty five percent (25%) of the Maximum Offering.

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The Offering is scheduled to terminate on April 30, 2014 (the “Termination Date”). The Company reserves the right, however, to extend the Termination Date of this Offering for a period of up to 30 days. See "The Offering."

The minimum purchase is $1,000 (or 10,000 shares of Common Stock) subject to the discretion of the Company to accept subscriptions for lesser amounts from otherwise qualified purchasers. The Company is offering the Securities through its officers and directors, without payment of sales commissions to them, where permitted by law. The Company may also employ the services of one or more Placement Agents, who will receive a sales commission of 10% for sales made by them as well as have their reasonable/agreed upon expenses paid. The purchase price is payable in cash upon subscription. This is a "best efforts, any or all" Offering and no minimum amount of Securities need be sold for the Offering to be effective. If less than the maximum offering of $100,000 (the "Maximum Offering") is sold, the Company, in its sole discretion, may use all proceeds received and is not obligated to return any subscriptions accepted by it. The Company also reserves the right to undertake additional offerings of securities at any terms acceptable to it.

This Memorandum may not be reproduced in whole or in part without the express prior written consent of the Company.

______________________

Name of Offeree

______________________

Copy number

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CERTAIN OF THE INFORMATION CONTAINED IN THIS MEMORANDUM IS CONFIDENTIAL AND PROPRIETARY TO THE COMPANY AND IS BEING SUBMITTED TO PROSPECTIVE INVESTORS SOLELY FOR SUCH INVESTORS’ CONFIDENTIAL USE WITH THE EXPRESS UNDERSTANDING THAT SUCH PERSON WILL NOT RELEASE THIS MEMORANDUM OR OTHER DOCUMENTS RECEIVED FROM THE COMPANY OR DISCUSS THE INFORMATION CONTAINED HEREIN OR THEREIN OR MAKE REPRODUCTIONS OF OR USE THIS MEMORANDUM FOR ANY PURPOSE OTHER THAN THE EVALUATION OF A POTENTIAL INVESTMENT IN THE SECURITIES WITHOUT THE PRIOR EXPRESS PERMISSION OF THE COMPANY. THIS MEMORANDUM MUST BE RETURNED TO THE COMPANY ON REQUEST IF THE RECIPIENT DOES NOT PURCHASE THE SECURITIES.

THE COMPANY WILL OFFER AND SELL THE SECURITIES ON A “BEST EFFORTS, ANY OR ALL” BASIS THROUGH THE OFFICERS AND DIRECTORS OF THE COMPANY, WHERE PERMITTED BY LAW, WITHOUT PAYMENT OF SALES COMMISSIONS. THE COMPANY MAY WITHDRAW, CANCEL OR MODIFY THIS OFFERING WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART FOR ANY REASON OR TO ALLOT ANY SUBSCRIBER LESS THAN THE AMOUNT OF SECURITIES FOR WHICH SUCH PERSON HAS SUBSCRIBED.

THE COMPANY HAS DETERMINED THE OFFERING PRICE AND OTHER TERMS OF THE SECURITIES IN ITS SOLE DISCRETION. THE OFFERING PRICE IS ARBITRARY AND DOES NOT NECESSARILY BEAR ANY RELATIONSHIP TO THE COMPANY'S ASSETS, BOOK VALUE OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

THIS MEMORANDUM SHOULD BE READ WITH THE ATTACHED EXHIBITS. OFFEREES MAY ASK QUESTIONS OF THE COMPANY REGARDING THE COMPANY’S BUSINESS OR ANY OTHER RELATED MATTERS THAT SUCH PERSONS DEEM TO BE NECESSARY IN MAKING AN INVESTMENT DECISION OR TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS MEMORANDUM (TO THE EXTENT THAT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE). AN OFFEREE MAY REQUEST THE OPPORTUNITY TO REVIEW CERTAIN DOCUMENTS, SUBJECT TO THE OFFEREE’S AGREEMENT TO MAINTAIN CONFIDENTIALITY. REQUESTS FOR DOCUMENTS OR OTHER QUESTIONS SHOULD BE FORWARDED IN WRITING TO THE COMPANY, ADDRESSED AS FOLLOWS: INNERSCOPE ADVERTISING AGENCY, INC. 2281 LAVA RIDGE COURT, SUITE. 130, ROSEVILLE, CA 95661. ATTN: MARK MOORE

THE COMPANY HAS NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM, EXCEPT AS PROVIDED ABOVE, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

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THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.

THE COMPANY IS OFFERING AND SELLING THE SECURITIES WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) ONLY TO PURCHASERS WHO QUALIFY UNDER REGULATION D PROMULGATED UNDER THE ACT AND TO A LIMITED NUMBER OF OTHERWISE QUALIFIED INVESTORS AS DETERMINED IN THE SOLE DISCRETION OF THE COMPANY.

THE STATEMENTS CONTAINED IN THIS MEMORANDUM ARE BASED ON INFORMATION BELIEVED BY THE COMPANY TO BE RELIABLE. THIS MEMORANDUM CONTAINS SUMMARIES OF DOCUMENTS, STATUTES AND REGULATIONS BELIEVED TO BE ACCURATE. SUCH SUMMARIES DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE TEXTS OF THE ORIGINAL DOCUMENT

JURISDICTIONAL NOTICES

FOR RESIDENTS OF ALL STATES:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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Contents

The Company	6
Requirements for Purchasers	8
General Suitability Standards	9
Accredited Investors	9
Other Requirements	10
Forward Looking Information	11
Risk Factors	12
Description of Securities	22
Common Stock	23
Preferred Stock	23
Dividend Policy	23
Options	23
Transfer Agent	23
Stock Listing	24
The Company	24
The Hearing Aid Market	25
Manufacturers in the US Market	25
Current Customers	27
Marketing Plan	27
Service Offering	28
Intellectual Property	30
Management Team	30
Experts	31
Use of Proceeds	31
Current Shareholders	31
Employees	31
Facilities	32
Plan of Placement	32
How to Subscribe for Shares	32
Additional Information	32

Exhibits:

Exhibit A - Innerscope Advertising Agency, Inc. Articles of Incorporation

Exhibit B - Subscription Agreement

Exhibit C - Investor Suitability Questionnaire

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The Company

InnerScope Advertising Agency, Inc. (IAA) is a Nevada Corporation incorporated June 15, 2012, with its principal place of business in Roseville, California. IAA acquired InnerScope Advertising Agency, LLC which was formed in 2006. On June 20, 2012 IAA entered into an Acquisition and Plan of Share Exchange with InnerScope Advertising Agency, LLC whereby IAA acquired a 100% interest. IAA (herein after referring to both the current and predecessor company) was formed to fill the gap in the advertising/marketing side of the hearing device industry. On November 1, 2013, IAA entered into an Acquisition and Plan of Share Exchange with Intela-Hear, LLC whereby IAA acquired a 100% interest.

IAA is dedicated to serving the retail hearing aid dispensing community. The company is experienced in generating traffic and excitement through the hearing aid dispensing practices front door. Whether the practice is small, medium or large, The company has repeatedly demonstrated an ability to increase the total revenue without increasing cost. There are over 14,000 retail hearing aid dispensing practices in the United States. The company operates in a highly competitive and growing industry. The proliferation of media channels, including the rapid development of interactive technologies and mediums, along with their integration within all offerings has fragmented consumer audiences, especially the 55+ age sector which is IAA client’s primary targeted audience. These developments make it more complex for marketers to reach their target audiences in a cost-effective way, causing them to turn to marketing service providers such as IAA for a customized mix of advertising and marketing communications services designed to make the best use of their total marketing expenditures.

IAA has operated in many major markets across the United States and continues to provide a comprehensive range of services, grouped into four fundamental disciplines: advertising/marketing, customer relationship management (CRM), public relations and specialty communications.

IAA’s acquisition of Intela-Hear dramatically expands the company’s value proposition to the hearing aid dispenser. Intela-Hear enables independent hearing aid practitioners to leverage the purchasing power of the hearing devices by grouping together and aggregating their purchases. This group will be managed by Intela-Hear and be known as the Intela-Hear Alliance (Alliance). The resulting saving to the member of the Alliance are significant and measurably increase their operating margin. This is all made possible because Intela-Hear has executed a 10 Year Supply Agreement (started on April 2nd 2013, and will terminate or renew on April 1st 2023) with the one of the world’s leading manufacturers of hearing devices, GN ReSound. This supply agreement gives Intela-Hear complete and total control to resell their hearing devices at any price mandated by Intela-Hear, this agreement also gives a 60% discount of single unit pricing from GN ReSound on all of their current hearing devices and future hearing devices, excluding the entry level product wherein GN ReSound gives a 70% discount. Intela-Hear Alliance has also created special arrangement that on GN ReSound’s latest hearing device called ReSound Verso for the product life of the Verso at a 62% discount. This agreement enables Intela-Hear to offer hearing aids to independent hearing aid practitioners at an average savings of 40%, while ensuring a margin of 20% for Intela-Hear.

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Additionally, Intela-Hear Alliance members can also leverage the expertise of IAA in marketing and advertising to increase the member’s units sold per month. IAA will be using Geographical and Demographical targeted Direct Mail campaigns as well as print advertising in the local newspapers during a promotional event. IAA promotional campaigns have proven to average produce 5 to 10 times ROI (Return on Investment), which is one of the highest ROIs in the industry. The goal is for Alliance members to work with IAA to create an exclusive and time-sensitive promotion for buying Intela-Hear devices without the consumer researching their local market for the same product at a cheaper price. This is a common problem for the industry and individual businesses, when a hearing device retailer markets a general manufacture and products. The consumer can research the same product and compare prices with other local hearing device retailers on the internet and purchase the hearing device not with the best hearing device retailer but with the cheapest. This process can decrease the average sales price and overall revenue during an IAA promotion. The company expects that the IAA approach combined with Intela-Hear Alliance will increases the efficiency of the promotion by more than 50%.

The Company’s principal business address is 2281 Lava Ridge Court, Ste. 130, Roseville, CA 95661. The telephone number at that address is (916) 218-4100 and its website address is www.intelahearalliance.com. The Company’s fiscal year end is December 31.

Securities Offered:	1,000,000 Shares of Common Stock at a price of $0.10 US cents per Share. The Company is not required to sell a minimum amount of the Securities in order for the Offering to be effective; the Company may deposit all funds received from investors directly in the treasury of the Company upon acceptance of subscriptions. The minimum investment for any investor is $1,000, subject to the right of the Company to accept subscriptions for a lesser amount of Securities from otherwise qualified investors. The Company reserves the right to undertake additional financings in the future on the same or alternative terms.
Terms of the Securities Offering Period:	The Offering will continue until April 30, 2014, unless extended by the Company to such later date as may be deemed appropriate in the discretion of the Company.
Maximum Offering:	$100,000.00
Minimum Investment:	$1,000 (10,000 shares of Common Stock); however, the Company reserves the right to accept subscriptions for lesser amounts from otherwise qualified investors.

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Best Efforts	The Securities are being offered on a “best efforts” basis until the earlier of (i) that date upon which the Maximum Offering has been completed, or (ii) April 30, 2014, unless terminated at an earlier time by the Company or extended without notice to investors (in either event the “Expiration Date”). Upon acceptance by the Company of subscriptions for the Minimum investment, as described above, the Company shall have the right at any time thereafter, prior to the Expiration Date, to effect an initial closing with respect to the Offering (the “Initial Closing”). Thereafter, the Company shall be entitled to continue to accept additional subscriptions for, and continue to have closings (together with the Initial Closing, each a “Closing”) with respect to subscriptions for Securities from new or existing investors, up to the Maximum Offering, from time to time and at any time up to the Expiration Date.

Registration Rights	The Company will use its best efforts to file a registration statement relating to the resale of the common stock subscribed to within 60 days of the of the Expiration Date of the Offering, and use its best efforts to have the registration statement declared effective by the SEC within 90 days of filing.
Use of Proceeds	Maximum Offering. Upon closing of the Maximum Offering (including any over-allotment), we plan to use the proceeds from this Offering to engage and compensate consultants and legal and accounting professionals associated with the preparation and filing of a registration statement, with the remaining proceeds to be used for general working capital.
Placement Agents and Finders	The Company has not yet engaged, placement agents, however, the Company reserves the right, in our sole discretion, to retain one or more unaffiliated placement agents, consultants or finders to assist us with the Offering, and to compensate such persons at terms we deem appropriate, in our sole discretion. For more information, please see the “Plan of Offering” section of this Memorandum.

Requirements for Purchasers

Prospective purchasers of the Shares offered by this Memorandum should give careful consideration to certain risk factors described under “RISK AND OTHER IMPORTANT FACTORS” section and especially to the speculative nature of this investment and the limitations described under that caption with respect to the lack of a readily available market for the Shares and the resulting long term nature of any investment in the Company. This Offering is available only to suitable Accredited Investors having adequate means to assume such risks and of otherwise providing for their current needs and contingencies should consider purchasing Shares.

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General Suitability Standards

The Shares will not be sold to any person unless such prospective purchaser or his or her duly authorized representative shall have represented in writing to the Company in a Subscription Agreement that:

a)	The prospective purchaser has adequate means of providing for his or her current needs and personal contingencies and has no need for liquidity in the investment of the Shares;
b)	The prospective purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to his, her, or its net worth and the investment in the Shares will not cause such overall commitment to become excessive; and
c)	The prospective purchaser is an “Accredited Investor” (as defined below) suitable for purchase in the Shares.
d)	Each person acquiring Shares will be required to represent that he, she, or it is purchasing the Shares for his, her, or its own account for investment purposes and not with a view to resale or distribution. See “SUBSCRIPTION FOR SHARES” section.

Accredited Investors

The Company will conduct the Offering in such a manner that Shares may be sold only to “Accredited Investors” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). In summary, a prospective investor will qualify as an “Accredited Investor” if he, she, or it meets any one of the following criteria:

a)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase, exceeds $1,000,000 excluding the value of the primary residence of such natural person;
b)	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;
c)	Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons who are Accredited Investors;
d)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;
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e)	Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code, corporation, business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
f)	Any director or executive officer, or general partner of the issuer of the securities being sold, or any director, executive officer, or general partner of a general partner of that issuer;
g)	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D adopted under the Act; and
h)	Any entity in which all the equity owners are Accredited Investors.

Other Requirements

No subscription for the Shares will be accepted from any investor unless he is acquiring the Shares for his own account (or accounts as to which he has sole investment discretion), for investment and without any view to sale, distribution or disposition thereof. Each prospective purchaser of Shares may be required to furnish such information as the Company may require to determine whether any person or entity purchasing Shares is an Accredited Investor, or select Non-Accredited Investor who may purchase Shares.

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Forward Looking Information

Some of the statements contained in this Memorandum, including information incorporated by reference, discuss future expectations, or state other forward looking information. Those statements are subject to known and unknown risks, uncertainties and other factors, several of which are beyond the Company’s control, which could cause the actual results to differ materially from those contemplated by the statements. Such forward-looking statements may be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “designed,” “estimate,” “should,” or “continue” or the negatives thereof or other variations thereon or comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, among other things, the following: the Company’s lack of operating history and the uncertainty of profitability; the Company’s ability to develop and introduce new products; uncertainty of market acceptance of the Company’s products and their market penetration; uncertainties related to the Company’s product development programs; the Company’s future reliance on collaborative partners and licenses; the Company’s future sales, marketing and distribution experience and dependence on distributors; the risks associated with obtaining governmental approval of the Company’s products; the highly competitive industry in which the Company operates and the rapid pace of technological change within that industry; uncertainty of patented and proprietary information protection and the Company’s reliance on such patented and proprietary information; changes in or failure to comply with governmental regulation; the Company’s dependence on key employees; general economic and business conditions and other factors referenced in this memorandum. The forward looking information is based on various factors and was derived using numerous assumptions. In light of the risks, assumptions, and uncertainties involved, there can be no assurance that the forward looking information contained in this Memorandum will in fact transpire or prove to be accurate.

Management has prepared projections regarding IAA’s anticipated financial performance. The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business of IAA. The projections are based on Management’s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by IAA’s independent accountants. These projections are based on several assumptions, set forth therein, which Management believes are reasonable. Some assumptions upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into IAA’s market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While Management believes that the projections accurately reflect possible future results of IAA’s operations, those results cannot be guaranteed.

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Important factors that may cause the actual results to differ from those expressed within may include, but are not limited to:

  The success or failure of the Company’s efforts to successfully market its products and services as scheduled;
  The Company’s ability to attract, build, and maintain a customer base;
  The Company’s ability to attract and retain quality employees;
  The effect of changing economic conditions;
  The ability of the Company to obtain adequate debt financing if only a fraction of this Offering is sold;

These along with other risks, which are described under “RISK FACTORS” may be described in future communications to shareholders. The Company makes no representation and undertakes no obligation to update the forward looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

Risk Factors

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled "Forward Looking Statements." The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company's business operations. If any of the following risks actually occur, the Company's business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Our Industry

A significant part of our business plan depends on marketing of our products and services, which may not be accepted in the marketplace.

Our industry is extremely competitive and we have yet to attain a market share. In order to achieve successful operations we will depend on effective marketing to gain a significantly larger market share. At the date of this offering, we have one employee who devotes their time to marketing. We do not engage independent sales representatives. We do not employ a marketing agency. Employing a greater number of marketing personnel or a marketing agency would require greater financial resources than we currently possess. Furthermore, our ability to attract independent sales representatives may be limited without greater name recognition, an advertising campaign and market penetration. Unless we are able to address these limitations in our marketing capabilities, you may expect our revenues to be limited and we may have difficulty staying in business. And under such circumstances, our stock would not gain in value.

We operate in and plan to expand into extremely competitive environments, which will make it difficult for us to achieve market recognition and revenues.

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We operate in an extremely competitive environment and the markets for our products and services are characterized by rapidly changing technologies, frequent new product introductions, short product life cycles and evolving industry standards. Our success depends, in substantial part, on the timely and successful introduction of our new products and services and thereafter upgrades of our products and services to comply with emerging industry standards and to address competing technological and product developments by our competitors. We may focus our resources on technologies that do not become widely accepted, are not timely released or are not commercially viable. In addition, our products may contain defects or errors that are detected only after deployment. If our products are not competitive or do not work properly, our business could suffer and our financial performance could be negatively impacted. You have no assurance that our new products and services, which we intend to be a significant part or our business, will be accepted in the marketplace. If our products and services do not achieve market acceptance, our revenues will be significantly below the level we anticipate.

We are an early-stage company with an unproven business model and our business may not become profitable.

We are an early-stage health care company with a limited operating history upon which you can evaluate our business. In addition, since we have only been offering our services to the industry since 2006, and our product offering via the Alliance started in 2013. We have very limited historical financial data. As a result of these factors, the revenue and income potential of our business is unproven, and we have only a limited operating history upon which to base an evaluation of our current business and future prospects. Because of our limited operating history and because the health care industry is rapidly evolving, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business. Early-stage companies in new and rapidly evolving markets such as ours frequently encounter risks, uncertainties and difficulties, including those described in this section. We may not be able to successfully address any or all of these risks. Failure to adequately address such risks could cause our business, financial condition, results of operations and prospects to suffer.

Our Alliance business model differs from those of many of our competitors, and customers may be reluctant to adopt our model. This reluctance may hinder our ability to gain new customers and to expand our business.

Our revenues are highly susceptible to declines as a result of unfavorable economic conditions.

Economic downturns could affect the hearing aid industry more severely than other industries, and the recovery of the hearing aid industry could lag that of the economy generally. In the past, some clients have responded to weakening economic conditions with reductions to their purchases of hearing aids in general and marketing budgets specifically, which include discretionary components that are easier to reduce in the short term than other operating expenses. This pattern may recur in the future. A decrease in our revenue could pose a challenge to our cash generation from operations.

Our financial condition could be adversely affected if our available liquidity is insufficient.

If our business is significantly adversely affected by further deterioration in the economic environment or otherwise, it could lead us to seek new or additional sources of liquidity to fund our needs. Currently, for a non-investment-grade company such as ours, the capital markets are challenging, with limited available financing and at higher costs than in recent years. There can be no guarantee that we would be able to access any new sources of liquidity on commercially reasonable terms or at all.

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We may lose or fail to attract and retain key employees and management personnel.

Our employees, including creative, research, media and account specialists, and their skills and relationships with clients, are among our most important assets. An important aspect of our competitiveness is our ability to attract and retain key employees and management personnel. Our ability to do so is influenced by a variety of factors, including the compensation we award, and could be adversely affected by our financial or market performance.

We currently have only a small management team and staff, which could limit IAA’s ability to effectively seize market opportunities and grow our business.

IAA’s operations are subject to all of the risks inherent in a growing business enterprise, including the likelihood of operating losses. As a smaller company with a limited operating history, IAA’s success will depend, among other factors, upon how IAA will manage the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, products and channels of distribution, and current and future development. In addition, as a company with a limited operating history IAA has only a small management team and staff to grow IAA’s business and manage the risks inherent in a growing business enterprise. These factors could limit IAA’s ability to effectively seize market opportunities and grow IAA’s business.

We are subject to regulations and other governmental scrutiny that could restrict our activities or negatively impact our revenues.

Our industry is subject to government regulation and other governmental action, both domestic and foreign. There has been an increasing tendency on the part of advertisers and consumer groups to challenge advertising through legislation, regulation, the courts or otherwise, for example on the grounds that the advertising is false and deceptive or injurious to public welfare. Through the years, there has been a continuing expansion of specific rules, prohibitions, media restrictions, labeling disclosures and warning requirements with respect to the advertising for certain products. Representatives within government bodies, both domestic and foreign, continue to initiate proposals to ban the advertising of specific products and to impose taxes on or deny deductions for advertising, which, if successful, may have an adverse effect on advertising expenditures and consequently our revenues.

If we experience significant fluctuations in our rate of anticipated growth and fail to balance our expenses with our revenue forecasts, our results could be harmed.

Due to our evolving business model, the unpredictability of new markets that we intend to enter and the unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis

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We may in the future be sued by third parties for alleged infringement of their proprietary rights.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive in the future communications from third parties claiming that we have infringed the intellectual property rights of others. We may in the future be, sued by third parties for alleged infringement of their proprietary rights. Our technologies may not be able to withstand any third-party claims against their use. The outcome of any litigation is inherently uncertain. Any intellectual property claims, whether with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan and could require us to change our technology, change our business practices and/or pay monetary damages or enter into short- or long-term royalty or licensing agreements which may not be available in the future at the same terms or at all. In addition, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling on such a claim. Any adverse determination related to intellectual property claims or litigation could prevent us from offering our service to others, or could otherwise adversely affect our operating results or cash flows or both in a particular quarter.

We rely on third-party computer hardware and software that may be difficult to replace or which could cause errors or failures of our service.

We will rely on computer hardware purchased or leased and software licensed from third parties in order to offer our proposed service, including database software from Oracle Corporation and an open source content management system. This hardware and software may not continue to be available at reasonable prices or on commercially reasonable terms, or at all. Any loss of the right to use any of this hardware or software could significantly increase our expenses and otherwise result in delays in the provisioning of our service until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. Any errors or defects in third-party hardware or software could result in errors or a failure of our service which could harm our business.

Our business could be adversely affected if our customers are not satisfied with their purchase through us or the implementation and customization services provided by third party Service Providers.

Our business will depend on our ability to satisfy our potential customers. If a customer is not satisfied with the quality of the product or service, the customer's dissatisfaction could damage our ability to obtain additional or future orders from that customer. In addition, potential negative publicity related to our customer relationships, regardless of its accuracy, may further damage our business by affecting our ability to compete for new business with prospective customers.

We are dependent on our CEO and outsourced consultants, and the loss of one or more of these individuals could harm our business and prevent us from implementing our business plan in a timely manner.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our Chief Executive Officer Mark Moore. We do not maintain key person life insurance policies on our CEO. The loss of the services of our CEO could seriously harm our business.

Our Chief Executive Officer is also the Chief Executive Officer of an independent company and such other company's interests may conflict with the best interests of IAA.

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Our ability to grow our business may depend on developing a positive brand reputation and member loyalty.

Establishing and maintaining a positive brand reputation and nurturing member loyalty is critical to attracting new customers. We expect to expend reasonable but limited resources to develop, maintain and enhance our brand in the near future. In addition, nurturing customer loyalty will depend on our ability to provide a high-quality user experience. If we are unable to maintain and enhance our brand reputation and customer satisfaction, our ability to attract new customers will be harmed.

Investors may lose their entire investment if we fail to reach profitability.

We commenced business in 2006. We have no demonstrable operations record from which you can evaluate the business and its prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our objectives. To date, we have incurred losses and will continue to do so in the foreseeable future. Investors should therefore be aware that they may lose their entire investment in the securities.

In order to execute our business plan, we may need to raise additional capital. If we are unable to raise additional capital, we may not be able to achieve our business plan and you could lose your investment.

We may need to raise additional funds through public or private debt or equity financings as well as obtain credit from vendors to be able to fully execute our business plan. Any additional capital raised through the sale of equity may dilute your ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds or credit from our vendors, we will be unable to execute our business plan and you could lose your investment.

We have limited protection of our intellectual property.

Our business prospects do not rely upon company-owned patented technologies. Our business prospects will depend largely on our ability to service and support customers and deliver IAA services and solutions. There can be no assurance that we will be able to adequately protect our trade secrets. In the event competitors independently develop or otherwise obtain access to our know-how, concepts or trade secrets, we may be adversely affected.

Purchasers of the Shares will incur immediate substantial dilution.

Purchasers in this offering may incur substantial dilution in the future. There is no assurance that our net tangible book value per share in the future will equal or exceed the offering price.

Our business model is subject to change

We may elect from time to time to make pricing, service, hiring and marketing decisions that could increase our expenses, affect our revenues and impact our financial results. Moreover, because our expense levels in any given quarter are based, in part, on management’s expectations regarding future revenues, if revenues are below expectations, the effect on our operating results may be magnified by our inability to adjust spending in a timely manner to compensate for a shortfall in revenues. The extent to which expenses are not subsequently followed by increased revenues would harm our operating results and could seriously impair our business.

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Our Directors and Officers possess the majority of our voting power, and through this ownership, control our Company and our corporate actions.

Our current Officers and Directors as a group hold approximately 90% of the voting power of the outstanding shares immediately after this Offering. This officer/ stockholder has a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. Such officer and/or stockholder may also have the power to prevent or cause a change in control. In addition, without the consent of this stockholder, we could be prevented from entering into transactions that could be beneficial to us.  The interests of this stockholder may give rise to a conflict of interest with the Company and the Company’s shareholders.  For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

We have no experience as a public company.

We have never operated as a public company. IAA has no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if IAA’s operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if IAA cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment.

We will incur increased costs as a result of being a public company. These costs will adversely impact IAA’s results of operations.

We are not currently a public company; however, if IAA becomes a public company, IAA will incur significant legal, accounting and other expenses that a private company does not incur. We estimate these costs to be approximately $100,000 annually and include the costs associated with having our financial statements prepared, audited and filed with the Securities and Exchange Commission (“SEC”) via EDGAR (the Electronic Data Gathering, Analysis, and Retrieval system) and XBRL (eXtensible Business Reporting Language) costs. In addition, we have costs associated with our transfer agent. The Sarbanes-Oxley Act of 2002 (SOX) and related rules resulted in an increase in costs of maintaining compliance with the public reporting requirements, as well as making it more difficult and more expensive for us to obtain directors' and officers' liability insurance. These added costs will delay the time in which we may expect to achieve profitability, if at all.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

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Risks Related to Our Common Stock

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

There is no established public trading market for our securities. Hence, there is no central place, such as a stock exchange or electronic trading system, to resell your common stock. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. It is our plan to utilize a market maker who will apply to have our common stock quoted on the Over the Counter Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents FINRA which operates the Over the Counter Bulletin Board, no can there be any assurance that such an application for quotations will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares. Even if a market for common stock does develop, the market price of common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the Over the Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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The market price of our common stock may be volatile and may decline in value.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTCBB and OTCQB Marketplace quoted stocks, in particular.  Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock.  These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility.  This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies.  These broad market fluctuations may adversely affect the market price of our common stock.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If our future operations or acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We also have established an equity incentive plan for our management and employees. We expect to grant options to purchase shares of our common stock to our directors, employees and consultants and we will grant additional options in the future. The issuance of shares of our common stock upon the exercise of these options may result in dilution to our stockholders.

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Our executive officers and directors beneficially own as a group approximately 90% of our outstanding shares of common stock.  As a result, these stockholders will be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control.  In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control.  This, in turn, could have a negative effect on the market price of our common stock.  It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock.  Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

Our common stock is considered “penny stock” and may be difficult to sell.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share and trades on a national market system with certain initial quantitative listing standards, subject to certain exceptions.  The market price of our common stock currently is traded near $5.00 per share, and our stock is currently listed on the OTCBB and OTCQB Marketplace, which do not have such quantitative listing standards and therefore may be designated as a “penny stock” according to SEC rules.  For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

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  that a broker or dealer approve a person’s account for transactions in penny stocks; and
  that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:
  obtain financial information and investment experience objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.  In addition, since the common stock is currently traded on the OTCBB and OTCQB Marketplace, investors may find it difficult to obtain accurate quotations of the common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation provides for the authorization to issue up to 25,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors.  Our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders.  The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.  For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.  In addition, advanced notice is required prior to stockholder proposals.

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The Securities are highly speculative, involve a high degree of risk and no one should purchase the Securities who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider factors set forth under “Risk Factors,” as well as the other information contained in this Memorandum, before subscribing for any of the Securities.

In addition to the forward-looking statements outlined in this Offering and other comments regarding risks and uncertainties included in the description of our business and elsewhere in this Offering, the following risk factors should be carefully considered when evaluating our business. Our business, financial condition and financial results could be materially and adversely affected by any of these risks. The following risk factors do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering.

We are an “emerging growth company,” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. We have elected to adopt these reduced disclosure requirements.

We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of this offering, although a variety of circumstances could cause us to lose that status earlier. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the “Securities Act,” for complying with new or revised financial accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Investors who purchase shares of our common stock should be aware of the possibility of a total loss of their investment.

An investment in our common stock involves a substantial degree of risk. Before making an investment decision, you should give careful consideration to the risk factors described in this section in addition to the other information contained in this prospectus. The risk factors described herein, however, may not reflect all of the risks associated with our business or an investment in our common stock. You should invest in our Company only if you can afford to lose your entire investment.

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The Financial Industry Regulatory Authority, or FINRA, sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the Penny Stock Rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

A significant amount of our issued and outstanding shares of common stock are restricted securities and may not be freely resold to the public. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

A significant amount of our issued and outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act of 1933, as amended, and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Although Rule 144 may not be immediately available to permit resale of such shares, once available, and given the number of shares that would no longer be restricted, sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, could have an immediate negative effect upon the price of our common stock.

We may allocate net proceeds from this offering in ways with which you may not agree.

Our management will have broad discretion in using the proceeds from this offering and may use the proceeds in ways with which you may disagree. We are not required to allocate the net proceeds from this offering to any specific investment or transaction and, therefore, you cannot determine at this time the value or propriety of our application of the proceeds. Moreover, you will not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. We may use the proceeds for corporate purposes that do not immediately enhance our prospects for the future or increase the value of your investment. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” for additional information.

Description of Securities

Our authorized capital consists of 75,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”) and 25,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). At the close of business on December 31, 2013, the Company had 20,000,000 shares of Common Stock issued and outstanding. The Company is offering a maximum of 1,000,000 Shares at a price of $0.10 per Share. Upon completion of the Offering 21,000,000 Shares will be outstanding.

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Common Stock

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 25,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Dividend Policy

The payment by the Company of dividends, if any, in the future, rests within the discretion of its Board of Directors. The Company has not declared any cash dividends since its inception, and because it intends to reinvest any earnings in the development of its business, has no present intention of paying any cash dividends on its Common Stock.

Options

None

Transfer Agent

A Transfer Agent for the Company's Common Stock will be appointed following the successful completion of this Offering.

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Stock Listing

The Company intends to seek a listing on the OTCQB Marketplace. There is no assurance that the Company will become listed.

The Company

InnerScope Advertising Agency, Inc. (IAA) is a Nevada Corporation incorporated June 15, 2012, with its principal place of business in Roseville, California. IAA acquired InnerScope Advertising Agency, LLC which was formed in 2006. On June 20, 2012 IAA entered into an Acquisition and Plan of Share Exchange with InnerScope Advertising Agency, LLC whereby IAA acquired a 100% interest. IAA (herein after referring to both the current and predecessor company) was formed to fill the gap in the advertising/marketing side of the hearing device industry. On November 1, 2013, IAA entered into an Acquisition and Plan of Share Exchange with Intela-Hear, LLC whereby IAA acquired a 100% interest.

IAA is dedicated to serving the retail hearing aid dispensing community. The company is experienced in generating traffic and excitement through the hearing aid dispensing practices front door. Whether the practice is small, medium or large, The company has repeatedly demonstrated an ability to increase the total revenue without increasing cost. There are over 14,000 retail hearing aid dispensing practices in the United States. The company operates in a highly competitive and growing industry. The proliferation of media channels, including the rapid development of interactive technologies and mediums, along with their integration within all offerings has fragmented consumer audiences, especially the 55+ age sector which is IAA client’s primary targeted audience. These developments make it more complex for marketers to reach their target audiences in a cost-effective way, causing them to turn to marketing service providers such as IAA for a customized mix of advertising and marketing communications services designed to make the best use of their total marketing expenditures.

IAA has operated in many major markets across the United States and continues to provide a comprehensive range of services, grouped into four fundamental disciplines: advertising/marketing, customer relationship management (CRM), public relations and specialty communications.

IAA’s acquisition of Intela-Hear dramatically expands the company’s value proposition to the hearing aid dispenser. Intela-Hear enables independent hearing aid practitioners to leverage the purchasing power of the hearing devices by grouping together and aggregating their purchases. This group will be managed by Intela-Hear and be known as the Intela-Hear Alliance (Alliance). The resulting saving to the member of the Alliance are significant and measurably increase their operating margin. This is all made possible because Intela-Hear has executed a 10 Year Supply Agreement (started on April 2nd 2013, and will terminate or renew on April 1st 2023) with the one of the world’s leading manufacturers of hearing devices, GN ReSound. This supply agreement gives Intela-Hear complete and total control to resell their hearing devices at any price mandated by Intela-Hear, this agreement also gives a significant discount of single unit pricing from GN ReSound on all of their current hearing devices and future hearing devices, excluding the entry level product wherein GN ReSound gives an even greater discount. Intela-Hear Alliance has also created special arrangement that on GN ReSound’s latest hearing device called ReSound Verso for the product life of the Verso at a large discount. This agreement enables Intela-Hear to offer hearing aids to independent hearing aid practitioners at an average savings of 40%, while ensuring a healthy margin for Intela-Hear.

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Additionally, Intela-Hear Alliance members can also leverage the expertise of IAA in marketing and advertising to increase the member’s units sold per month. IAA will be using Geographical and Demographical targeted Direct Mail campaigns as well as print advertising in the local newspapers during a promotional event. IAA promotional campaigns have proven to average produce 5 to 10 times ROI (Return on Investment), which is one of the highest ROIs in the industry. The goal is for Alliance members to work with IAA to create an exclusive and time-sensitive promotion for buying Intela-Hear devices without the consumer researching their local market for the same product at a cheaper price. This is a common problem for the industry and individual businesses, when a hearing device retailer markets a general manufacture and products. The consumer can research the same product and compare prices with other local hearing device retailers on the internet and purchase the hearing device not with the best hearing device retailer but with the cheapest. This process can decrease the average sales price and overall revenue during an IAA promotion. The company expects that the IAA approach combined with Intela-Hear Alliance will increases the efficiency of the promotion by more than 50%.

The Hearing Aid Market

The global hearing industry is a $5.4 billion market at the wholesale level. 45% of the hearing aids were sold in Europe, 29% in North America, and 26% in the rest of the world. Hearing aids comprise the largest segment of the U.S. hearing device market, accounting for nearly 90% of the total market. In the US market alone, there are over 2 million hearing aids sold each year (includes the Veteran Administration) with a 3+% annual growth ($ 2.5bn retail value).

Market growth relies largely on the aging population, technological innovation and government programs and regulations. Approximately 39 million Americans suffer from hearing impairment but only a minor number of them have purchased hearing aids. According to a new report by iData Research, there is great market potential for hearing aids in the U.S. as device penetration remains low.

Manufacturers in the US Market

The current major players of the Manufactures (hearing aids only) in the US markets are:

  Sonova which owns Phonak, Unitron, and Lyric brands – 24% market share
  William Demant which owns Oticon, Benafon, and Sonic brands – 23% market share
  Siemens which own, Siemens, and Rexton brands – 17% market share
  GN Nord Store which owns ReSound, Beltone, and Interton brands – 16% market share
  Starkey Hearing Technologies which owns Starkey, Nu-Ear, Audibel, and Micro-Tech - 9% market share
  Widex - 9% market share

According to the data collected by Bernstein, the so-called “big six” hearing aid manufacturers richly deserve the term, since among them they accounted for 98% of the world market last year.

Over the past eight years, Bernstein reports, Sonova has gained the greatest market share, increasing from 17% in 2005 to 24% in 2012. Demant did nearly as well, growing from 18% to 24%, while the Siemens share declined from 23% to 17%. According to Bernstein, ReSound’s share grew from 14% to 16%, Starkey’s dropped from 11% to 9%, and Widex’s remained unchanged at 9%.

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Major Retail Distributors and/or Networks in the US Market

There is a rapid growth of manufacturer-owned retail stores. Major consolidation has taken place in the US market by the hearing aid manufacturers in the last few years. With almost every manufacturer participating in buying out other smaller manufacturers resulting in many different brand labels controlled under the same parent company umbrella. This consolidation has allowed the manufacturers to increase and control more of their distribution by offering different levels in their product lines throughout their different brands.  This has also allowed the manufacturers to implement different price strategies for the same technology throughout their brands.  This consolidation has not only increased their market share but also increased their profit margins.

The hearing aid manufacturers that are aggressively controlling not only the wholesale distribution but also plan to control most of the retailing distribution points across the US are:

  Sonova which owns Phonak, Unitron, and Lyric brands is one of the most active players in the corporate store movement.  Their purchase of Newport Audiology retail clinics a few years back and the recent aggressive acquisition of many practices, now collectively called Connect Hearing, gave the company 1,200 retail hearing aid locations. Sonova now owns more than 2,000 retail outlets, about four times as many as in 2003.
  William Demant, which owns Oticon, Benafon, and Sonic brands has a little over 1,200 stores triple its number in 2003.  The purchase of Sonic Innovations in 2010, gave the company 20+ retails locations in the US, called Hearing Life.  Oticon already had major control in retail with the Avada chain with 50+ locations. Their most aggressive acquisition to date is in June 2013 with the purchase of AccuQuest Hearing Centers, with its 450+ retail locations and 60k+ hearing aids per year.
  Starkey Hearing Technologies, which owns Starkey, Nu-Ear, Audibel, and Micro-Tech brands. Their strategy is to control the independent practices through a supply agreement throughout all of their brands. Their retail acquisitions known as All American Hearing Centers have mostly come from the default of the supply agreements from those practices. All American Hearing Centers have 800+ retail locations. Additionally, Audigy Group – a buying group of 800+ members is an exclusive hearing aid supplier Starkey.
  GN ReSound’s holdings of somewhat over 1,550 stores are up about 35% from a decade ago.
  Siemens, which was late to the retail arena, lags far behind depending primarily on alternative distribution arrangements:
    Amplifon owns 1,300+ Miracle Ear franchise locations in the US and 400+ Sonus franchise locations,
    Elite Hearing Network buying group (2,000+ members)

  HearUSA - 180 company owned stores (exclusive hearing aid supplier Siemens)
    2,000+ buying group members

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Other major retail networks in the US include:

  Costco Wholesale – 485+ dispensing locations in the US (aggressively growing)
    175k+ aids sold per year (Hearing aid suppliers: Siemens (private label Kirkland), Rexton, ReSound, Bernafon)
  American Hearing Aid Associates (AHAA) 2,000+ members (owned by William Demant, Oticon)
    Hearing aid suppliers: Oticon, Sonic, Phonak, Rexton, Unitron, Widex

Distribution of Hearing Aids in the US through the Internet and Third Party Contracts

The Internet is fast becoming a major factor in the distribution of hearing aids in the US. Numerous small companies are on the Internet advertising hearing aids for the cheapest price, and the largest hearing aid manufacturer, Sonova, which owns HearingPlanet, is most prominent among these online offerings. However, internet sales still require the participation of a local practitioner for testing and fitting. This limits the widespread geographic appeal of internet sales.

Current Customers

IAA services focus on typically the medium size hearing aid providers and practices (4 to 20 locations) to large hearing aid 20+ dispensing practice locations where the advantages of strategic, cost-effective advertising are appreciated but practice ownership cannot afford or have the time or expertise in-house to create and maintain these programs. Their core client today is Moore Family Hearing Company, Inc., DBA McDonald Hearing Aid Center. Certain shareholders of Moore Family Hearing Company, Inc. have an ownership interest in IAA.

Intela-Hear focuses on the independent hearing practitioner to the medium size hearing aid providers. Intela-Hear has no customers at this time.

Marketing Plan

The Alliance marketing plan is divided into 4 distinct phases.

1st phase: Intela-Hear Alliance will focus on grass roots campaign through word of mouth with industry leaders, which have private practice contacts that are currently searching for a group like Intela-Hear Alliance to help them navigate through these challenging times.

2nd phase: Using social media like LinkedIn, the Alliance will make connections with private practices decision makers that are not currently tied into a single manufacture or a supply arrangement with a hearing device manufacture.

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3rd phase: Recruit outside manufacture representatives that are already located in the geographic territories where the Alliance desires to expand. These outside manufacture representatives would have local knowledge and resources to find and convert existing practices to the alliance.

4th phase: GN ReSound as the exclusive supplier of hearing devices to the Alliance members, is willing to offer a select few of their 7,000 B2B client base an opportunity to join the Alliance. The Alliance will work closely with GN ReSound to effectuate this opportunity.

Service Offering

The Intela-Hear business offering enables independent hearing aid practitioners to leverage the purchasing power of the hearing devices by grouping together and aggregating their purchases. This group will be managed by Intela-Hear and be known as the Intela-Hear Alliance (Alliance). The resulting saving to the members (customers) of the Alliance are significant and measurably increase their operating margin. This is all made possible because Intela-Hear has executed a 10 Year Supply Agreement (started on March 1st 2013, and will terminate or renew on February 28th 2023) with the one of the world’s leading manufacturers of hearing devices, GN ReSound. This supply agreement gives Intela-Hear complete and total control to resell their hearing devices at any price mandated by Intela-Hear. This agreement also gives a significant discount of single unit pricing from GN ReSound on all of their current hearing devices and future hearing devices, excluding the entry level product wherein GN ReSound gives an even greater discount. Intela-Hear Alliance has also created special arrangement that on GN ReSound’s latest hearing device called ReSound Verso for the product life of the Verso at a great discount. Alliance member practitioners will realize an average savings of 40%, while ensuring a healthy margin for Intela-Hear.

The net margin on the sales will be paid directly to the Alliance by GN ReSound. GN ReSound will collect all account receivables from the local Intela-Hear Alliance dealer, and on a monthly basis GN ReSound will pay the difference of full Intela-Hear Alliance discount and the local dealer discount set forth by the Intela-Hear Alliance to the Alliance.

The Alliance will offer primary 2 plans for the alliance members, and 1 additional, exclusive tier in the network.

  The main plan for the alliance member will offer them a 35% discount off the single unit price from ReSound if they purchase less than 20 units per month from alliance. These units could be the Intela-Hear label or ReSound labeled hearing device. All units except the entry-level hearing device would qualify for the 5% business development fund (BDF). This BDF will calculate on the alliance accounting side at the end of each month. The Alliance will produce a statement to the alliance member. The Alliance will be fully responsible for reimbursing the BDF to the alliance members.
  The secondary plan for the members that are a little bit more aggressive in marketing and business that can produce a minimum of 20 units per month to the alliance will receive a 40% discount plus the 5% BDF on all units except for the Entry Level Hearing Devices.
  The exclusive tier will be called the “Founders.” This super exclusive tier will be for the elite few businesses that can produce over 100 units per month for the alliance. The Founders tier will receive a 45% discount plus the 5% BDF on all units except for the Entry Level Hearing Devices. This tier would also be used to convert respected and well known audiological practices to the Intela-Hear Alliance to help spread the word about the alliance to other practices across the country. All Founders will sign a confidentially and non-disclosure agreements about their practice being in the founders tier.

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ReSound has pledged that if the account is financially stable. They will offer an upfront discount paid to the alliance member directly. For example, if the member is at 40% tier and producing 30 units per month. ReSound can do a simple 3-year supply agreement for the member to continue purchasing hearing devices through the Alliance. ReSound would upfront a 5% discount on a projected 3-year unit volume at 30 units per month, would equal 1080 units, which depending on the product mix of the Single Unit Price could equal $50,000 or more. This would make the deal automatically to the 35% tier. The members will be pay with their own percentage. The Intela-Hear Alliance revenue and profits will stay the same even when the member exercises this option. The benefit for the alliance when the member exercises this option, is the Alliance gets a guarantee that member will stay part of the alliance for a minimum of 36 months, also that would equate to a minimum of 1080 units for that 36 months, in the previous example.

All Intela-Hear line of high quality hearing instruments automatically come with a 3-year manufacturer warranty, which also includes a 3-year loss and damage warranty – at no charge.

Marketing Support

Another significant benefit for the Alliance members is the marketing support. IAA is the exclusive marketing arm for the Intela-Hear Alliance and all members will have access to the lowest cost of direct mail marketing in the industry and time-tested marketing materials for direct mail and newspaper advertisements. This benefit could increase an alliance member’s practice to new levels or help the alliance become more efficient and cost effective business.

Intela-Hear Alliance will be creating a Business Development Fund (BDF) for every Alliance Member created from their monthly hearing device purchases from the Alliance group. Example: 5% of the monthly total or net paid hearing instruments purchased through your Intela-Hear Alliance account will be added every month and deposited into a BDF to be used or credited toward future marketing/advertising.

The Intela-Hear Alliance provides an exclusive and protected territory. This insures that NO competitors in your market area has the right to sell or use:

  The Intela-Hear private label brand hearing instruments
  The Intela-Hear proprietary programming software (only authorized Alliance businesses can program Intela-Hear hearing instruments)
  Any marketing, advertising, or price strategies (exclusive to only Intela-Hear Alliance businesses)

Intela-Hear’s exclusive arrangement with ReSound allows each practice to decide whether a private label strategy (using the Intela-Hear brand) is right for their practice, or if a combination of both ReSound label and Intela-Hear label hearing instruments may be the right choice. Intela-Hear Alliance offers both choices with the same discount levels.

The Alliance uses high value packaging and collateral materials. All of Intela-Hear’s hearing instruments are delivered to the patient in a branded proprietary zippered fabric case, which includes a drying cup, cleaning spray, ear gel, cleaning wipes, brush/pick magnet combo with a vent brush. All of Intela-Hear’s high quality hearing instruments are fully supported with quality customer brochures as well as a consumer based website, www.intelahear.com.

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Intellectual Property

IAA has copyrights on all materials that are created or modified by any designers, which includes all conceptual and final artwork. Over the years, IAA has developed proprietary processes in how it manages marketing programs; these processes are not protected by any patents but are covered by non-disclosure agreements executed with clients, consultants and employees.

Management Team

Directors and Executive Officers

The names of our directors and executive officers, their principal occupations, and the year in which each of our directors and executive officers initially joined the board of directors are set forth below.

Name	Age	Position
Mark Moore	52	President and Chairman

Mark Moore. Mr. Moore has over 25 years in hearing aid dispensing, practice management, private label brand management and marketing, Mr. Moore brings a wealth of experience and perspective to our field. Mr. Moore expertise not only running a successful multi-office retail dispensing practice but as well as developing time-test proven new marketing and advertising strategies over the past 25 years, has made him one of the most sought after expert in the hearing aid industry. He has personally helped over ten thousand people hear better with hearing amplification.

Mr. Moore previously was a columnist for Advanced for Audiologists as well as Senior Publications throughout Northern California. Mark has also developed patented and patent-pending products in the areas of Nutritional Supplements for hearing related issues, Aural Rehabilitation programs, and Low-Level Laser Therapy for Tinnitus and Sensorineural hearing loss.

Mr. Moore is a graduate of San Diego State University with a degree in business management. He and his wife, Kim, who is also a licensed dispenser, live in Granite Bay, CA.

Name	Age	Position
Kim Moore	58	Treasurer and Director

Kim Moore. Mrs. Moore has over 40 years of experience in the Hearing Aid Industry. She literally grew up in the industry helping her Father, Marvin Posey, develop and maintain his hearing aid practice, Posey’s Hearing Aid Center, in Central Valley, California.

Mrs. Moore started working for her father at age eight, when she would help stuff direct mail pieces for an upcoming marketing campaign. She learned from her father that no potential customer walks through the door unless you advertise and market properly to the people that want to hear better. Mrs. Moore became a Hearing Instrument Specialist, just as her father did so she can help people hear better. Kim lives in Granite Bay, CA with her husband, Mark Moore.

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Name	Age	Position
Matthew Moore	28	Secretary and Director

Matthew Moore. For the last four years Matthew Moore has directed marketing and advertising for InnerScope Advertising Agency. Matthew specializes in developing print and demographically tailored mail campaigns. Matthew is also third generation in the hearing device industry, and has literally grown up around hearing aids.

Matthew Moore’s expertise is in the senior demographics and customized market analysis for the hearing aid practices in the United States. Matthew is a graduate of Phoenix University with a Bachelor’s Degree in Business Management. He lives in Granite Bay, CA.

Experts

Natalie Moores, Moores Law Group, SEC and business counsel

David Brooks, CPA, D. Brooks and Associates, CPA’s, P.A., auditor

Use of Proceeds

Upon closing of the Maximum Offering (including any Over-allotment), we plan to use the proceeds from this Offering to engage and compensate consultants and legal and accounting professionals for costs associated with the preparation and filing of a registration statement, with the remaining proceeds to be used for general working capital. Management estimates the use of proceeds as follows:

Marketing	25,000
General working capital	75,000
Total based on maximum offering	$100,000

Current Shareholders

The following table contains certain information as of December 31, 2013 as to the number of Shares beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company’s Shares, (ii) each person who is a Managing Officer of the Company, (iii) all persons as a group who are Directors and/or Officers of the Company, and as to the percentage of the outstanding Shares held by them on such dates and as adjusted to give effect to this Offering.

			Post Offering
Name	Position	Current %	Maximum
Mark Moore	President, Chairman	45.00%	42.86%
Kim Moore	Treasurer, Director	45.00%	42.86%
Matt Moore	Secretary, Director	5.10%	4.86%

Employees

IAA employs nine (9) outbound telemarketers (call center), four (4) executives, (1) one graphic designer (1) one freelance graphic designer, one (1) freelance Webmaster and one (1) business development analyst.

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Facilities

IAA subleases 1,500 square feet of a 6,000 square foot facility in Roseville, CA. which is $1,875 per month paid to Moore Corporate Enterprises. On Wednesday January 15th, 2014 IAA signed a new lease expanding their current facility by an additional 2119 square feet for a total of 3619 square feet. The lease included all furnishings, furniture, telephones and other business equipment at a rate of $3,000 per month expiring on January 31, 2015.

Legal Proceedings

As of the date of this prospectus, there are no material proceedings pending or threatened to which any of our directors, executive officers, affiliates or stockholders is or would be a party adverse to us.

Plan of Placement

The Shares are offered directly by the Management of the Company on the terms and conditions set forth in this Memorandum. FINRA brokers and dealers may also offer Shares. The Company is offering the Shares on a “best efforts” basis. The Company will use its best efforts to sell the Shares to investors. There can be no assurance that all or any of the Shares offered, will be sold.

How to Subscribe for Shares

A purchaser of Shares must complete, date, execute, and deliver to the Company the following documents, as applicable. All of which are included as part of the Investor Subscription Package:

i)	An original signed copy of the appropriate Subscription Agreement, attached as Exhibit C;
j)	An Investor Suitability Questionnaire, attached as Exhibit D; and
k)	A check payable to “I, INC.” in the amount of $0.10 per Share for each Share purchased as called for in the Subscription Agreement (minimum purchase of 10,000 Shares for $1,000).

Additional Information

Each prospective investor may ask questions and receive answers concerning the terms and conditions of this offering and obtain any additional information which the Company possesses, or can acquire without unreasonable effort or expense, to verify the accuracy of the information provided in this Memorandum. The principal executive offices of the Company are located at The Company’s principal business address is 2281 Lava Ridge Court, Ste. 130, Roseville, CA 95661. The telephone number at that address is (916) 218-4100.

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